UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 28, 2013, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), pursuant to which FCX agreed to issue and sell to the Initial Purchasers $1,500,000,000 aggregate principal amount of its 2.375% Senior Notes due 2018 (the “2018 Notes”), $1,000,000,000 aggregate principal amount of its 3.100% Senior Notes due 2020 (the “2020 Notes”), $2,000,000,000 aggregate principal amount of its 3.875% Senior Notes due 2023 (the “2023 Notes”) and $2,000,000,000 aggregate principal amount of its 5.450% Senior Notes due 2043 (the “2043 Notes,” and together with the 2018 Notes, the 2020 Notes and the 2023 Notes, the “Notes”). The sale of the Notes is expected to settle on March 7, 2013, subject to the satisfaction of customary closing conditions.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes will be sold to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants of FCX, conditions, indemnification obligations of FCX and the Initial Purchasers, termination provisions and other customary provisions. In addition, FCX has agreed to cause Plains Exploration & Production Company (“PXP”) or its successor entity to execute and deliver a joinder agreement to the Purchase Agreement on the date of the consummation of the previously announced merger of PXP with and into a subsidiary of FCX.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Certain of the Initial Purchasers or their affiliates are lenders under FCX’s credit facilities. An affiliate of J.P. Morgan Securities LLC serves as administrative agent and lender for FCX’s existing revolving credit facility, new term loan and new revolving credit facility, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as syndication agent and lender for FCX’s existing revolving credit facility, new term loan and new revolving credit facility. In addition, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated serve as joint lead arrangers and joint bookrunners for FCX’s existing revolving credit facility, bridge facilities, new term loan and new revolving credit facility. Affiliates of BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., SMBC Nikko Capital Markets Limited, Scotia Capital (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc. serve as co-documentation agents for the new revolving credit facility. BNP Paribas Securities Corp., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., and affiliates of Mizuho Securities USA Inc., SMBC Nikko Capital Markets Limited, Scotia Capital (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc., also serve as joint lead arrangers and joint bookrunners for the new revolving credit facility. In addition, affiliates of Mizuho Securities USA Inc., SMBC Nikko Capital Markets Limited, Scotia Capital (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc. serve as co-documentation agents and joint lead arrangers and joint bookrunners for FCX’s new term loan. An affiliate of HSBC Securities (USA) Inc. is also a co-documentation agent for the new term loan. HSBC Securities (USA) Inc. is also a joint lead arranger and joint bookrunner for the new term loan.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMORAN COPPER & GOLD INC. By: /s/ C. Donald Whitmire, Jr. C. Donald Whitmire, Jr. Vice President and Controller - Financial Reporting (authorized signatory and Principal Accounting Officer)

Date:  March 5, 2013

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1
Purchase Agreement dated as of February 28, 2013 among Freeport-McMoRan Copper & Gold Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named in Schedule 1 thereto.